CERTIFICATION PURSUANT TO
18 U.S.C. Section 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. ss. 1350, as adopted), Frank E. McEnulty, Chief Executive Officer, Chief Financial Officer and President of Sports Asylum, Inc. (Formerly Plandel Resources, Inc.) (the "Company") hereby certifies that, to the best of his knowledge:

1.        The Company's Amendment No. 1 to the Annual Report on Form 10-K/A for the period ended May 31, 2013 to which this Certification is attached as Exhibit 32 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.        The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of the period covered by the Report

DATE: July 17, 2014	By: /s/Frank E. McEnulty
Frank E. McEnulty
Chief Executive Officer, Chief Financial Officer & President
(Principal Executive Officer) (Principal Financial and Accounting Officer)